UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 17, 2005

                                Zone 4 Play, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                 333-91356                     98-0374121
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)

                                 103 Foulk Road
                              Wilmington, DE 19803
               (Address of principal executive offices) (zip code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On January 17, 2005, Zone4Play (UK) Limited, a wholly owned subsidiary of Zone 4 Play, Inc., entered into an agreement to license certain customized software applications to Eurobet UK Limited. Zone4Play (UK) Limited will provide software for fixed odds and casino mobile telephone applications which will include the games Bingo, Virtual Horse Racing, Dice, Keno, Hi-Lo and Slots. The agreement will begin the date on which the first product is made available to customers by Eurobet UK Limited and will continue for an initial term of three years. The agreement will automatically renew for successive one-year periods unless a notice of non-renewal is communicated by any party to the other at least 90 calendar days prior to expiration of the initial term or a particular renewal term.

      Either party may terminate the license agreement on written notice and/or to require payment of any amounts due under the agreement in the event that the other party: (i) commits a material breach of the terms of the agreement and has not remedied the breach within 30 days after receipt of written notice of such breach; or (ii) ceases or threatens to cease to carry on its business, has a liquidator or receiver appointed to it or over any of its assets, passes a resolution for its winding up, becomes subject to a liquidation order or similar order of a court of competent jurisdiction, becomes unable to pay its debts, or there occurs any event analogous to any of the foregoing. Upon any termination of the agreement: (i) Eurobet UK Limited must provide and transfer to Zone4Play
(UK) Limited any and all materials, files and programs which belong to Zone4Play
(UK) Limited; (ii) Eurobet UK Limited must promptly remove all applications provided by Zone4Play (UK) Limited from its systems and may not subsequently license, sell or otherwise dispose of the applications; and (iii) Zone4Play (UK) Limited must provide and transfer to Eurobet UK Limited any and all materials, files and programs which belong to Eurobet UK Limited. However, on termination of the agreement, Zone4Play (UK) Limited must either: (i) allow Eurobet UK Limited to use its servers to send a message to each user of the applications in order to inform the users that they will no longer be able to place bets through the applications; or (ii) provide a link to Eurobet UK Limited so that it may contact the users of the applications directly without the need to use the servers of Zone4Play (UK) Limited.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

      Not applicable.

(b) Pro forma financial information.

      Not applicable.

(c) Exhibits

Exhibit 10.1 Agreement made as of January 17, 2005 between Eurobet UK Limited and Zone4Play (UK) Limited.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Zone 4 Play, Inc.

Dated: January 24, 2005                     By: /s/ Uri Levy
                                                --------------------------------
                                                Name: Uri Levy
                                                Title: Chief Financial Officer


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